UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2006
Date of Report (Date of earliest event reported)

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, British Columbia	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 30, 2006 Brent Jardine, Robert Weicker and Timothy Hipsher resigned from the board of directors of Aberdene Mines Limited (“Aberdene”). Effective May 30, 2006 Aberdene made the following board and officer appointments:

(i)

Anthony Harvey and Benjamin Ainsworth were appointed to Aberdene’s board of directors to fill the vacancies created following the resignations of Mr. Jardine, Mr. Weicker and Mr. Hipsher from the board;

(ii)	Mr. Harvey was appointed as Aberdene’s Chairman and Chief Executive Officer;

(iii)	Mr. Ainsworth was appointed as Aberdene’s Secretary; and

(iv)	Bryan Wilson, presently a member of the board of directors of Aberdene, was appointed as Aberdene’s President and Treasurer.

The following is a brief biographical history of each of Aberdene’s newly appointed directors and officers:

Anthony Harvey has over 40 years of consulting experience on numerous mining projects internationally with capital costs ranging up to and exceeding $400 million. Mr. Harvey has spent 30 years working with Wright Engineers Ltd.-Fluor Daniels in various management positions, including Senior Project Manager, involved in the design and construction of 14 mines world wide on behalf of major mining corporations. Mr. Harvey is presently the founder and board member of ARH Management Limited, a director of Terra Energy Inc. (TTR-TSX), former founder, president and chairman of Azco Mining Inc. (TSX, AMEX), former founder, chairman and director of Oremex Resouces Inc. (ORM-TSX), and former chairman and director of Lakeshore Gold Corp. (LSG-TSX). Mr. Harvey has provided consulting services to Aberdene since April, 2005 pursuant to a consulting agreement dated as of April 1, 2005. Pursuant to the terms of the consulting agreement, Mr. Harvey has received an option to purchase 500,000 shares of Aberdene’s common stock at a price of $0.30 per share exercisable until April 8, 2010.

Benjamin Ainsworth is a senior geologist and mining consultant who has been involved in the mining industry for over thirty-five years. He graduated in 1963 with an honors degree in Geology from Oxford University in England. He joined Placer Development in 1965 and held positions of Senior Geologist, Chief Geochemist, Exploration Manager -- Eastern Canada, Exploration Manager -- Chile, and President -- Placer Chile, South America. Throughout the 1970's, Mr. Ainsworth was involved in the design, budgeting and implementation of exploration programs that included large and small drill programs, geophysical surveys, geological mapping, geochemical surveys, and a full range of project evaluation studies. He is a registered Professional Engineer in the Province of British Colombia and is a Canadian citizen by naturalization. Mr. Ainsworth is also senior geologist and mining consultant and principal of Ainsworth Jenkins Holdings Inc. and director of several reporting companies including ESO Uranium, BHR Buffalo Head Resources Ltd., Columbia Yukon Explorations Inc., Consolidated Venturex Holdings Ltd., Aumega Echelon Ventures Inc. and Sultan Minerals Inc.

Bryan Wilson has enjoyed a varied career in the fields of mining exploration and development for 18 years and financial services for 12 years. He has filled various roles such as Project Geologist/Manager for Shell Canada, Consultant, Financial Advisor for Scotia McLeod, Mining

Analyst for C.M. Oliver and Corporate Finance Specialist for Dominick & Dominick and Thames Capital. Within the mining industry, Mr. Wilson has acquired broad international exposure to a variety of mineral commodities and has worked throughout the world. In 1981, Shell's East Kemptville Tin Mine with was discovered and developed under his supervision (50.0 million tonnes @ 0.23% Tin).

A copy of the May 31, 2006 press release announcing Mr. Harvey, Mr. Ainsworth and Mr. Wilson’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.

Aberdene has changed its head office address to Suite 408 - 1199 West Pender Street, Vancouver, British Columbia, Canada, V6E 2R1, Tel (604) 331-9326, Fax (604) 684-9365.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release Dated May 31, 2006 announcing the appointments of Bryan Wilson, Anthony Harvey and Benjamin Ainsworth to the Aberdene Mines Limited board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERDENE MINES LIMITED

Date: June 5, 2006
	By:	/s/ Kurt Bordian
KURT BORDIAN
Chief Financial Officer